SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (date of earliest event reported) October 1, 1999


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




     Delaware                       0-16014                    23-2417713
   (State or other           (Commission File Number)        (IRS Employer
   jurisdiction of                                         Identification No.)
    incorporation)



               One North Main Street - Coudersport, PA 16915-1141
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830

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Item 5.  Other Events.

Adelphia Communications Corporation announced in a press release on October 1, 1999 the pricing terms of its previously announced public offering of Class A Common Stock. The final prospectus supplement for the transaction provides for a public offering by Adelphia of 6,000,000 shares of Adelphia's Class A Common Stock at a public offering price of $57.00 per share, prior to the exercise of any underwriters' over-allotment option. Closing of the public offering is expected to occur on October 6, 1999.

In addition to 6,000,000 shares of Class A Common Stock to be sold by Adelphia to the public, members of the family of John Rigas, Chairman of Adelphia, have entered into an agreement to purchase 2,500,000 shares of Class B Common Stock at a price per share equal to $55.00 (the public offering price less the underwriting discount in the Class A Common Stock public offering) plus an interest factor. The closing on the Rigas purchase of Class B Common Stock is to occur within 270 days after the closing of the abovementioned public offering of Class A Common Stock.

The announcement was contained in a press release, a copy of which is attached to this Form 8-K and filed herewith under Item 7 as Exhibit 99.01.

Item 7.  Financial Statements and Exhibits

Exhibit No.       Description


99.01             Press Release dated October 1, 1999 (Filed Herewith).

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1,  1999              ADELPHIA COMMUNICATIONS CORPORATION
                                             (Registrant)

                                       By:   /s/ Timothy J. Rigas
                                             Timothy J. Rigas
                                             Executive Vice President, Treasurer
                                             and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.       Description


99.01             Press Release dated October 1, 1999 (Filed Herewith).